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FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

                                                                    EXHIBIT 10.2

                       NONQUALIFIED STOCK OPTION AGREEMENT

      This Nonqualified Stock Option Agreement is made and entered into pursuant to the terms of the 2003 Stock Incentive Plan (the "Plan") adopted by the Board of Directors and Shareholders of Umpqua Holdings Corporation (the "Company"). Unless otherwise defined herein, capitalized terms defined in this Nonqualified Stock Option Agreement shall have the meanings as defined in the Plan.

THE "OPTIONEE"                                       PATRICK J. RUSNAK

NUMBER OF SHARES OF THE                              20,000
COMPANY'S COMMON STOCK

"EXERCISE PRICE" PER SHARE                           $22.15

"DATE OF GRANT"                                      07/09/2004

"EXPIRATION DATE"                                    07/09/2014

1. TERMS OF THE OPTION.

      1.1 Grant of Option. The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase up to the number of shares of Common Stock indicated above (the "Option Shares") at the Exercise Price indicated above, subject to adjustment in accordance with the terms and conditions of the Plan. The Option may only be exercised as to a whole number of shares of Common Stock.

      1.2 Status of the Option as a Nonqualified Stock Option. It is intended by the Company that the Option will not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      1.3 Limited Transferability of Option. The Option may be transferred by gift to Permitted Transferees. "Permitted Transferees" includes the Optionee's spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee's spouse and the Optionee's children. A transfer to a Permitted Transfer will not be effective unless and until the Optionee and the transferee of the Option execute and deliver to the Company a Transfer/Assumption of Nonqualified Stock Option Agreement in the form requested by the Company. Notwithstanding any transfer of the Option, the Optionee shall remain liable to the Company for any income tax withholding amounts, which the Bank is required to withhold at the time that the transferred Option is exercised. Other than as set forth above, the Option and the rights of the Optionee under this Nonqualified Stock Option Agreement may only be transferred by will or by the laws of descent and distribution upon the death of Optionee.

      1.4 Reservation of Shares. The Company agrees that at all times there will be reserved for issuance upon exercise of the Option such number of shares of its Common Stock as is required for such issuance.

2. TIME OF EXERCISE OF OPTION.

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      2.1 When the Option Becomes Exercisable. Except as otherwise set forth in
Section 5.2 below, the Option may only be exercised in accordance with the vesting schedule attached hereto (the "Vesting Schedule") and only to the extent not previously exercised. In the event of certain changes in the capital structure of the Company, the number of Option Shares vesting at any time as indicated in the Vesting Schedule may be adjusted as determined appropriate by the Committee.

      2.2 Effect of Unpaid Leaves of Absence. Unless the Committee at the time of such leave determines otherwise, if at any time during the term of the Option, the Optionee is on unpaid leave from the Company or any Subsidiary, the Option may not be exercised during such unpaid leave and the dates contained in the Vesting Schedule shall be extended by the length of such unpaid leave.

      2.3 Expiration and Termination of Option. The Option will expire upon the close of business on the Expiration Date and may terminate earlier upon certain events as set forth in Section 4 of this Nonqualified Stock Option Agreement. To the extent that the Option has not been exercised prior to the Expiration Date or any earlier termination, all further rights to purchase shares pursuant to the Option will cease and terminate at such time.

3. OPTION EXERCISE PROCEDURES.

      3.1 Who May Exercise the Option. Only the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir, or legatee of the Optionee, as the case may be) or the Permitted Transferee may exercise the Option.

      3.2 Notice of Exercise. A "Notice of Exercise" must be signed and delivered to the Company's corporate Secretary or such other person as the Company may designate at the Company's principal business office of the Company. A copy of the Company's current form of Notice of Exercise is attached hereto. The Company, however, reserves the right to revise its form of Notice of Exercise from time-to-time as it determines to be appropriate. If, at the time of the exercise of the Option, the Company does not have an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of shares upon the exercise of the Option, the Notice of Exercise will also contain certain representations from the Optionee as required under applicable state and federal securities laws. A copy of the then-current form of Notice of Exercise may be obtained at any time from the Company. A notice will only be effective if submitted on the form in effect at the time of such exercise.

      3.3 Payment of Exercise Price. The Notice of Exercise must indicate the manner of payment of the Exercise Price for the number of shares so purchased. Payment shall be made by cash, by the surrender to the Company for cancellation of shares of Common Stock or other securities of the Company, based on the Fair Market Value of the Common Stock, (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months), such other valid consideration as the Committee may, in its sole discretion, permit or any combination of the foregoing.

      3.4 Payment of Tax Withholding. The Optionee shall pay or make adequate provision for payment of Tax Withholding upon exercise of the Option. The notice of exercise shall indicate the method of payment of Tax Withholding, which may be accomplished by payment in cash, the Company withholding other amounts payable by the Company to the Optionee, by the application of shares to be received upon exercise of the Option based on Fair Market Value of the Common Stock, the surrender of shares of Common Stock or other securities of the Company based on the Fair Market Value of the Common Stock (provided that the surrendered shares of Common Stock or other securities of the Company shall have been held by the Optionee for not less than six months) or any combination of the foregoing.

      3.5 Delivery of Shares Following Exercise. The Company will make delivery of a certificate representing the Option Shares purchased within a reasonable time after it receives the Notice of Exercise,

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payment in full of the Exercise Price of the Option Shares being purchased and the payment or adequate provision for payment of Tax Withholding. However, if any law or regulation requires the Company to take any action with respect to the issuance of the Option Shares, including, without limitation, actions that may be required for compliance with federal and state securities laws or the listing requirements of any stock exchange upon which the Company's Common Stock is then listed, then the date of delivery of such certificate may be extended for the period necessary to take such action. The Optionee shall only become the holder of such shares when the issuance of the shares is reflected on the Company's stock transfer record, except that if the Option is exercised conditioned on the occurrence of a Change of Control Transaction, as provided for in Section 5.3 below, the Optionee shall be deemed a holder of such shares as of the effective date of the Change of Control Transaction.

4. TERMINATION OF THE OPTION

      4.1 Effect of the Death of the Optionee. If the Optionee dies while an employee of the Company or any Subsidiary, the Option will terminate one year after the date of such death or, if sooner, upon the Expiration Date. In such event, the Option may be exercised only to the extent the Optionee was entitled to exercise the Option on the date of the Optionee's death and only by a Permitted Transferee or the person or persons to whom the Optionee's rights under the Option may pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

      4.2 Effect of the Disability of the Optionee. If the Optionee's employment by the Company or any Subsidiary terminates as a result of the Optionee becoming Disabled (as defined in the Plan) while an employee of the Company or any Subsidiary, the Option will terminate one year after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, the Option may be exercised only to the extent the Optionee or Permitted Transferee was entitled to exercise the Option on the date of such termination.

      4.3 Effect of Termination of the Employment of the Optionee for Cause. If the Optionee's employment with the Company or any Subsidiary is terminated for "cause," the Option will terminate on the effective date of the termination of the Optionee's employment and shall no longer be exercisable as to any of the remaining Option Shares. "Cause" shall have the definition given in the Optionee's employment, severance, or change in control agreement, if any, or if the Optionee has no such agreement, "cause" shall be determined by the Company's President or Board of Directors in their reasonable discretion.

      4.4 Effect of any other Termination of the Employment of the Optionee. If the Optionee's employment with the Company or any Subsidiary terminates for any reason other than the reasons set forth in Sections 4.1, 4.2 or 4.3 of this Nonqualified Stock Option Agreement, the Option will terminate thirty (30) days after the date of such termination of employment or, if sooner, upon the Expiration Date. In such event, the Option may be exercised only to the extent the Optionee or Permitted Transferee was entitled to exercise the Option on the date of such termination.

      4.5 Effect of Change of Control Transaction. Notwithstanding the provisions of Sections 2.3, 4.1, 4.2, 4.3 or 4.4, the Option may terminate upon the earlier occurrence of a Change of Control Transaction as provided in Section
5.5 below.

5. EFFECT OF CHANGE OF CONTROL TRANSACTION

      5.1 Notice of Change of Control Transaction. The Company will provide the Optionee with written notice of any Change of Control Transaction and will undertake reasonable efforts to provide such notice at least fifteen (15) days prior to the effective date of the Change of Control Transaction. Such notice shall generally describe the expected Change of Control Transaction and the anticipated effects of the transaction on the Optionee's rights under this Nonqualified Stock Option Agreement.

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      5.2 Accelerated Vesting. Accelerated vesting upon the occurrence of a
Change of Control Transaction, if any, shall be as set forth in the Vesting Schedule.

      5.3 Conditional Exercise and Deferred Payment. In anticipation of a Change of Control Transaction, the Optionee shall be permitted to tender a notice of exercise of the Option that is conditioned on the Change of Control Transaction actually occurring and the Optionee shall not be required to tender payment of the exercise price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the Change of Control Transaction.

      5.4 Effect on Option Shares and Exercise Price. Following the occurrence of any Change of Control Transaction, the Option shall be exercisable for the number and kind of shares, other securities, debt instruments, cash or other property for which the Option Shares would have been exchanged if they had been outstanding at the time of the Change of Control Transaction. In addition, the Exercise Price shall be adjusted such that the aggregate exercise price following such Change of Control Transaction shall be equal to the product of the Exercise Price per Share prior to the Change of Control Transaction multiplied by the number of Option Shares that could be purchased under the Option at such time without regard to the Vesting Schedule. The determination of the Committee as to what, if any, adjustments need to be made to the Option Shares and the Exercise Price and the extent thereof will be final and conclusive and shall be binding upon the Optionee.

      5.5 Termination. The Option shall terminate effective as of the effective date of a Change of Control Transaction, unless the terms and conditions of the Change of Control Transaction provide for the assumption of the Plan and the continuation of this Nonqualified Stock Option Agreement. Alternatively, the terms and conditions of the Change of Control Transaction may provide for the issuance to the Optionee by the Company's successor of a substitute option granted under a plan adopted by such successor and, subject to Sections 5.2 and
5.4 above, containing terms and conditions substantially equivalent to the terms and conditions of the Option.

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE.

      6.1. No Effect on Employment. The Optionee understands and agrees that nothing contained in this Nonqualified Stock Option Agreement will be construed to limit or restrict the rights of the Company to terminate the employment of the Optionee at any time, with or without cause, to change the duties of the Optionee or to increase or decrease the Optionee's compensation. Without limiting the foregoing, the Optionee understands and agrees that the vesting of shares under this Nonqualified Stock Option Agreement is subject to and is conditioned upon the continued employment of the Optionee by the Company or a Subsidiary and that such employment can be terminated at any time by the Company or its Subsidiary prior to some or all of the Option Shares vesting. In the event of any such termination, the Optionee understands and agrees that the Optionee shall have no right or claim, under contract, under any other legal principle or under any equitable principle to any portion of the unvested Option Shares.

      6.2 Rights Prior to Exercise of the Option. The Optionee understands and agrees that the Optionee will have no rights as a shareholder in the Option Shares, including, without limitation, the right to vote or receive dividends, until the issuance of the shares is reflected in the Company's stock transfer records.

      6.3 Tax Implications. The Optionee understands that, under federal, state and local income tax laws as they currently exist, the exercise of the Option will result in ordinary income to the Optionee in the amount by which the Fair Market Value (as of the date of exercise) of the shares acquired upon exercise exceeds the Exercise Price.

      6.4 Underwriter's Lock-up. The Optionee by accepting the Option agrees that whenever the Company undertakes a firm underwritten public offering of its securities and if requested by the managing

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underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond twelve (12) months from the effective date of the registration statement filed in connection with such offering.

      6.5 Disclosures. The Optionee acknowledges receipt of a copy of the Plan and certain related information and represents that the Optionee has fully reviewed the terms and conditions of the Plan and this Nonqualified Stock Option Agreement and has had opportunity to obtain the advice of counsel prior to executing this Nonqualified Stock Option Agreement. The Optionee represents and warrants that the Optionee is not relying upon any representations, agreements or understandings of or with the Company except for those set forth in this Nonqualified Stock Option Agreement.

7. MISCELLANEOUS PROVISIONS

      7.1 Binding Effect. This Nonqualified Stock Option Agreement will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns.

      7.2 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if personally delivered or if mailed by certified mail, return receipt requested, prepaid and addressed to the address of the party as set forth in this Agreement or such other address as such party shall have furnished to the other party in writing.

      7.3 Governing Law and Interpretation. This Nonqualified Stock Option Agreement and the Option granted hereunder will be governed by the laws of the State of Oregon as to all matters, including but not limited to matters of validity, construction, effect, and performance, without giving effect to rules of choice of law. This Nonqualified Stock Option Agreement hereby incorporates by reference all of the provisions of the Plan and will in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Nonqualified Stock Option Agreement and the Plan, the terms of the Plan will prevail. All matters of interpretation of the Plan and this Nonqualified Stock Option Agreement, including the applicable terms and conditions and the definitions of the words, will be determined in the sole and final discretion of the Committee or the Company's Board of Directors.

      7.4. Arbitration. The parties agree to submit any dispute arising under this Nonqualified Stock Option Agreement to final, binding, private arbitration in Portland, Oregon. This includes not only disputes about the meaning or performance of the Nonqualified Stock Option Agreement, but also disputes about its negotiation, drafting, or execution. The dispute will be determined by a single arbitrator in accordance with the then-existing rules of arbitration procedure of Multnomah County, Oregon Circuit Court, except that there shall be no right of de novo review in Circuit Court and the arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in the Multnomah County Circuit Court arbitration procedures. The proceeding will be commenced by the filing of a civil complaint in Multnomah County Circuit Court and a simultaneous request for transfer to arbitration. The parties expressly agree that they may choose an arbitrator who is not on the list provided by the Multnomah County Circuit Court Arbitration Department, but if they are unable to agree upon the single arbitrator within ten days of receipt of the Arbitration Department list, they will ask the Arbitration Department to make the selection for them. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for costs and expenses in accordance with
Section 7.5 of this Agreement. The arbitrator's award may be reduced to final judgment in Multnomah County Circuit Court. The complaining party shall bear the arbitration expenses and may seek their recovery if it prevails. Notwithstanding any other provision of this Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Multnomah County Circuit Court to preserve the status quo during the arbitration proceeding.

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      7.5 Attorney Fees. If any suit, action, or proceeding is instituted in connection with any controversy arising out of this Nonqualified Stock Option Agreement or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney fees, including fees on any appeal.

UMPQUA HOLDINGS CORPORATION

By:_____________________________________________
   Raymond P. Davis, Chief Executive Officer

OPTIONEE:

_______________________________
Patrick J. Rusnak

Address:_______________________________________________

         ______________________________________________

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                       NONQUALIFIED STOCK OPTION AGREEMENT
                                VESTING SCHEDULE

Under the Nonqualified Stock Option Agreement to which this Vesting Schedule is attached, Option Shares shall vest and the Option may be exercised only as the number of Option Shares in accordance with the following schedule:

                             Number of                   Aggregate Number
Vesting Date              Shares Vesting                  of Vested Shares
- ------------              --------------                  ----------------
07/09/2005                    4,000                            4,000
07/09/2006                    4,000                            8,000
07/09/2007                    4,000                           12,000
07/09/2008                    4,000                           16,000
07/09/2009                    4,000                           20,000

Upon the occurrence of a Change of Control Transaction, all unvested Option Shares shall vest as of the effective date of the Change of Control Transaction notwithstanding the terms of the Vesting Schedule unless, as an expressed term of the Change of Control Transaction, adequate provision is made for the continuation of the Option after the occurrence of the Change of Control Transaction either through assumption of the Plan and this Nonqualified Stock Option Agreement or through the granting to the Optionee by the Company's successor of a substitute option granted under a plan adopted by such successor and, subject to Section 5.4 of the Nonqualified Stock Option Agreement, containing terms and conditions substantially equivalent to the terms and conditions of the Option.

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                 NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

TO:               UMPQUA HOLDINGS CORPORATION (the "Company")

This Notice of Exercise serves as an irrevocable notice from the undersigned of the undersigned's intent to exercise the Option granted under following Nonqualified Stock Option Agreement to purchase shares of the Company's Common Stock (all of which are vested under the Nonqualified Stock Option Agreement) under and in accordance with the terms and conditions set forth in the Plan under which the Option was granted and the terms of the written Nonqualified Stock Option Agreement.

DATE OF GRANT OF THE OPTION                       _____________________,________

NUMBER OF SHARES BEING PURCHASED
THROUGH THE EXERCISE OF THE OPTION                ______________________________

EXERCISE PRICE PER SHARE                          $_____________________________

AGGREGATE EXERCISE PRICE                          $_____________________________

            (MUST EQUAL NUMBER OF SHARES MULTIPLIED BY EXERCISE PRICE PER SHARE)

METHOD OF PAYMENT (INDICATED SELECTED METHOD OR METHODS)

Exercise Price   Tax Withholding

______           _______            Cash Payment. My check is stapled to this
                                    notice.

______           _______            Delivery of certificate(s) representing
                                    shares of the Company's Common Stock that I have held for at least six months. The certificate(s) are duly endorsed for cancellation of that number of shares that have a fair market value as of the date of exercise equal to the aggregate exercise price less any cash payment enclosed.

______           _______            Delivery of an affidavit attesting to my
                                    ownership of _________ shares of the
                                    Company's Common Stock that I have held for at least six months. The shares which I currently own will not be cancelled but the new certificate representing the Option
                                    Shares being purchased by this exercise will be reduced by that number of shares that have a fair market value as of the date of exercise equal to the aggregate exercise price less any cash payment enclosed.

______           _______            Broker Assisted Cashless Exercise. I have
                                    instructed the following broker to wire
                                    transfer to the Company from my account an amount equal to the aggregate exercise price and/or Tax Withholding.

                                    Name of Broker:_____________________________
                                    Mailing Address:____________________________
                                    Telephone Number:___________________________
                                    Brokerage Account Number:___________________

____________________________________     _______________________________________
(signature of the Optionee)              (name of the Optionee, printed)

                                         _______________________________________
                                         (date of signing of notice of exercise)
_________________________________________
(mailing address for shareholder records)
                                         _______________________________________
                                         (The Optionee's social security number)

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